EXHIBIT 99.1

DRAFT

Press Release Source: Stellar Pharmaceuticals Inc.

STELLAR PHARMACEUTICALS INC. ANNOUNCES REVENUES

INCREASED BY 20.7% GROSS PROFITS UP BY 29.2%

London, Ontario, August 12, 2008 – Stellar Pharmaceuticals Inc. ("Stellar" or the “Company”) (OTCBB:SLXCF.OB) today announced that for the six month period ended June 30, 2008, total operating revenues improved by 20.7%.  This improvement was driven by increased international sales for NeoVisc (up 160.7%), while cost of products sold for the period improved to 23.5% of product sales compared to 27.8% of product sales in the same period in 2007. The reduction in cost of products sold was a result of a decrease in the cost of materials used in the manufacturing process, as well as healthier production yields. These positive operating changes resulted in a gross profit increase of 29.2% over the same six month period in 2007.

In the second quarter of 2008, increased sales revenue was mainly a result of the growth in international sales of NeoVisc, which grew by 184.0%, as Stellar’s new European partners increased their market penetration. Total Canadian market sales for the quarter increased 10.3% compared to the same period in 2007, with Uracyst sales attributing to a 19.8% increase and BladderChek sales contributing to the increase, with a 23.4% improvement compared to the second quarter of 2007.

Peter Riehl, Stellar’s President and CEO stated, “The Company is pleased with its continued growth in both revenues and gross profits during the second quarter of 2008. Gross profits during the quarter increased 14.4% over same period in 2007. This increase occurred despite the termination of the European Uracyst license agreement on March 31, 2008 and therefore, lack of royalty revenues recorded in this quarter. The Company is currently in negotiations with several potential partners for Uracyst, in the major European markets. Management believes that with these agreements in place, increased revenues from such agreements, should provide for an improved bottom line, in the latter part of 2008.”

As at June 30, 2008, the Company was debt free and had working capital of $3,235,300 of which $2,764,900 was in cash or cash equivalents.

Purchasing of Equity Securities

Pursuant to the terms of the Company's normal course issuer bid, the Company, as of the date of this report, has purchased 147,500 of its common shares at an average purchase price of $0.36.

August 12, 2008 release

ABOUT STELLAR PHARMACEUTICALS INC.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology: NeoVisc®, for the treatment of osteoarthritis; and Uracyst® and the Uracyst® Test Kit, its patented technology for the diagnosis and treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Stellar also has in-licensing agreements for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

August 12, 2008 release

STELLAR PHARMACEUTICALS INC.

CONDENSED BALANCE SHEETS

(Expressed in Canadian Dollars)

ASSETS
		As at	As at
		June 30, 2008	December 31, 2007
CURRENT		(Unaudited)	(Audited)
Cash and cash equivalents		$ 2,764,856	$ 3,211,126
Accounts receivable, net of allowance $nil (2007 - $nil)		236,886	272,341
Inventories		234,978	305,040
Taxes recoverable		164,714	164,714
Prepaid, deposits and sundry receivables		115,470	44,066
		3,516,904	3,997,287
PROPERTY, PLANT AND EQUIPMENT		964,578	822,692
OTHER ASSETS		60,816	55,430
LOAN RECEIVABLE		14,822	14,822
		$ 4,557,120	$ 4,890,231

LIABILITIES

CURRENT
Accounts payable		$ 230,663	$ 214,442
Accrued liabilities		48,595	192,364
Deferred revenues		2,369	10,573
		281,627	417,379

SHAREHOLDERS' EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited	Non-voting, convertible, redeemable and retractable
	preferred shares with no par value
Unlimited	Common shares with no par value

ISSUED
23,705,040	Common shares (2007 - 23,822,540)	8,262,332	8,303,054
	Additional paid-in capital - options - outstanding	67,730	123,002
	- expired	691,816	623,417
		9,021,878	9,049,473
DEFICIT		(4,746,385)	(4,576,621)
		4,275,493	4,472,852
		$ 4,557,120	$ 4,890,231

August 12, 2008 release

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS AND DEFICIT

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period		For the Six Month Period
	Ended June 30		Ended June 30
	2008	2007	2008	2007
PRODUCT SALES	$645,535	$466,624	$974,991	$795,555

COST OF PRODUCTS SOLD (excluding amortization
of $14,068 for the  three month period ended June 30, 2008
(2007 - $27,585); and amortization of $31,284 for the six
month period ended June 30,2008 (2007 - $55,171) and other
items shown below of $nil; $nil (2007 - $nil; $20,145)

	148,937	118,323	229,048	221,455
MARGIN ON PRODUCTS SOLD	496,598	348,301	745,943	574,100

ROYALTY AND LICENSING REVENUES	2,400	87,851	200,356	178,616

WRITE-DOWN OF OBSOLETE INVENTORY	—	—	—	(20,145)

GROSS PROFIT	498,998	436,152	946,299	732,571

EXPENSES
Selling, general and administrative	551,893	496,986	1,042,883	1,009,770
Research and development	4,424	18,876	58,242	57,488
Amortization	30,044	40,618	60,428	81,060
	586,361	556,480	1,161,553	1,148,318
LOSS FROM OPERATIONS	(87,363)	(120,328)	(215,254)	(415,747)
INTEREST AND OTHER INCOME	19,349	31,728	48,423	65,757
NET LOSS AND COMPREHENSIVE LOSS
FOR THE PERIOD	(68,014)	(88,600)	(166,831)	(349,990)
DEFICIT, beginning of period	(4,675,438)	(4,690,570)	(4,576,621)	(4,429,180)
Effect of repurchase and cancellation of
Common Shares	(2,933)	—	(2,933)	—
DEFICIT, end of period	$(4,746,385)	$(4,779,170)	$(4,746,385)	$(4,779,170)

LOSS PER SHARE	$0.00	$0.00	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING (Note 9)	23,755,759	23,822,078	23,788,919	23,820,568

August 12, 2008 release

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period		For the Six Month Period
	Ended June 30		Ended June 30
	2008	2007	2008	2007
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(68,014)	$(88,600)	$(166,831)	$(349,990)
Items not affecting cash
Amortization	30,044	40,618	60,426	81,060
Unrealized foreign exchange (gain) loss	(7,912)	11,750	2,317	12,670
Issuance of equity instruments for services rendered	7,538	8,199	13,125	10,948
Change in non-cash operating asset and liabilities	2,788	(37,308)	(109,397)	(165,634)
CASH FLOWS USED IN OPERATING ACTIVITIES	(35,556)	(65,341)	(200,360)	(410,946)
CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to property, plant and equipment	(177,971)	(8,280)	(193,877)	(9,382)
Increase to other assets	—	(1,538)	(6,063)	(1,523)
CASH FLOWS USED IN INVESTING ACTIVITIES	(177,971)	(9,818)	(199,940)	(10,905)
CASH FLOWS USED IN FINANCING ACTIVITIES
Purchase of shares under normal course issuer bid	(43,655)	—	(43,655)	—
CASH FLOWS USED IN FINANCING ACTIVITIES	(43,655)	—	(43,655)	—
EFFECT OF EXCHANGE RATES ON CASH HELD IN
FOREIGN CURRENCY	7,910	(11,750)	(2,315)	(12,670)
CHANGE IN CASH AND CASH EQUIVALENTS	(249,272)	(86,909)	(446,270)	(434,521)
CASH AND CASH EQUIVALENTS,
Beginning of period	3,014,128	3,167,581	3,211,126	3,515,193
CASH AND CASH EQUIVALENTS,
End of period	$2,764,856	$3,080,672	$2,764,856	$3,080,672

August 12, 2008 release

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

Contact:

Stellar Pharmaceuticals Inc

544 Egerton St.

London, ON  N5W 3Z8

Peter Riehl

(800) 639-0643 or (519) 434-1540

or

Arnold Tenney

(416) 587-3200